UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 9, 2008 (Date of earliest event reported)

Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 9, 2008, Charles & Colvard, Ltd. (the “Company”) signed a tenth amendment (the “Amendment”) to its Agreement (the “Agreement”) with John M. Bachman, Inc. (“JMB”), the supplier of the majority of the Company’s faceting services. Pursuant to the terms of the Amendment, the Company has agreed with JMB on decreased production levels and a new price schedule. In addition, the term of the Agreement with JMB was extended to December 31, 2008.

The description of the Amendment set forth in this Item 1.01 is a summary of the material terms of the Amendment and is qualified in its entirety by reference to the copy of the Amendment attached hereto as Exhibit 10.113.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.113	Tenth Amendment to Agreement, dated April 9, 2008, between John M. Bachman, Inc. and Charles & Colvard, Ltd.*

*	Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Charles & Colvard, Ltd.

By:	/s/ James R. Braun
James R. Braun
Vice President of Finance & Chief Financial Officer

Date: April 14, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 10.113	Tenth Amendment to Agreement, dated April 9, 2008, between John M. Bachman, Inc. and Charles & Colvard, Ltd.*

*	Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.